Exhibit 99.2

CONSENT OF INDEPENDENT VALUATION ADVISOR

We hereby consent to the description of our role in the real property valuation process set forth under the heading "August 31, 2022 NAV Per Share" in the Current Report on Form 8-K filed by Hines Global Income Trust, Inc. (Commission file number: 000-55599), on September 16, 2022 being included or incorporated by reference in the Registration Statement on Form S-3 (No. 333-220046) of Hines Global Income Trust, Inc., and the related prospectus that is a part thereof.

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Altus Group U.S. Inc.
Altus Group U.S. Inc.
September 16, 2022